Exhibit 99.3
NORTHLAND FUEL LLC
AND SUBSIDIARIES
UNAUDITED COMBINED FINANCIAL STATEMENTS
JULY 31, 2005

CONTENTS

PAGE
COMBINED FINANCIAL STATEMENTS
Unaudited Combined Balance Sheets as of July 31, 2005 and October 31, 2004	1
Unaudited Combined Statements of Income for the nine months ended July 31, 2005 and 2004	2
Unaudited Combined Statement of Members’ Equity for the nine months ended July 31, 2005	3
Unaudited Combined Statements of Cash Flows for the nine months ended July 31, 2005 and 2004	4
Notes to combined financial statements	5–9

NORTHLAND FUEL LLC AND SUBSIDIARIES
UNAUDITED COMBINED BALANCE SHEET
JULY 31, 2005 AND OCTOBER 31, 2004
(In thousands)

	July 31, 2005	October 31, 2004
ASSETS

CURRENT ASSETS
Cash and cash equivalents, net	$1,750	$3,590
Trade receivables, net	19,433	13,741
Inventories	25,689	21,335
Assets held for sale	—	6,510
Other current assets	5,811	2,054

Total current assets	52,683	47,230

OTHER INTANGIBLE ASSETS, net	541	579

PROPERTY AND EQUIPMENT, net	36,283	37,040

OTHER ASSETS, net	3,062	410

	$92,569	$85,259

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Line of credit payable to bank	$19,201	$21,500
Accounts payable	18,131	7,874
Payroll related liabilities	1,637	1,036
Other accrued liabilities	1,530	848
Current portion of long-term debt	2,500	44

Total current liabilities	42,999	31,302

LONG-TERM DEBT, less current portion	21,875	607

OTHER LIABILITIES	431	400

DEFERRED INCOME TAXES	3,352	2,248

MEMBERS’ EQUITY	23,912	50,702

	$92,569	$85,259

See accompanying notes.	3

NORTHLAND FUEL LLC AND SUBSIDIARIES
UNAUDITED COMBINED STATEMENT OF INCOME
NINE MONTHS ENDED JULY 31, 2005 AND 2004
(In thousands)

	2005	2004
REVENUES
Fuel	$130,639	$117,187
Fuel and deck freight	1,747	2,922
Charter hire	1,173	1,219
Other	695	360

	134,254	121,688

OPERATING COSTS AND EXPENSES
Cost of fuel sales	108,859	95,118
Operating and voyage expenses	10,637	10,107
Charter hire	794	1,041
Selling, general, and administrative	6,931	6,935
Depreciation and amortization	2,679	2,830

	129,900	116,031

INCOME FROM OPERATIONS	4,354	5,657

OTHER INCOME (EXPENSE)
Interest income	174	112
Interest expense	(1,335)	(1,490)
Other	1,481	14

	320	(1,364)

INCOME BEFORE INCOME TAX	4,674	4,293

PROVISION FOR INCOME TAX	(1,793)	(1,763)

NET INCOME	$2,881	$2,530

See accompanying notes.	4

NORTHLAND FUEL LLC AND SUBSIDIARIES
UNAUDITED COMBINED STATEMENT OF MEMBERS’ EQUITY
NINE MONTHS ENDED JULY 31, 2005
(In thousands)

Members’
Equity
BALANCE, October 31, 2004	$50,702

Distributions	(29,671)

Net income	2,881

BALANCE, July 31, 2005	$23,912

See accompanying notes.	5

NORTHLAND FUEL LLC AND SUBSIDIARIES
UNAUDITED COMBINED STATEMENT OF CASH FLOWS
NINE MONTHS ENDED JULY 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,881	$2,530
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,620	3,604
Gain on sale of assets held for sale	(1,267)	—
Deferred income taxes	566	1,763
Changes in operating assets and liabilities:
Trade receivables, net	(5,692)	(10,154)
Inventories	(4,354)	(3,795)
Other current assets	(3,757)	(1,134)
Other assets	(466)	1,384
Accounts payable	10,258	12,353
Accrued liabilities	1,283	1,129
Other liabilities	(84)	(725)

Cash flows provided by operating activities	1,988	6,955

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,825)	(1,649)
Proceeds from sale of property and equipment	5,592	—

Cash flows provided by (used in) investing activities	3,767	(1,649)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of debt	25,000	—
Repayments of debt obligations	(625)	—
Proceeds from line of credit payable to bank	41,250	20,500
Repayments on line of credit payable to bank	(43,549)	—
Allocations from and distributions to former Parent, net	—	(22,457)
Distributions to shareholders	(29,675)	—

Cash flows used in financing activities	(7,595)	(1,957)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,840)	3,349

CASH AND CASH EQUIVALENTS, beginning of period	3,590	241

CASH AND CASH EQUIVALENTS, end of period	$1,750	$3,590

Non-Cash Investing and Financing Activities
Issuance of note receivable in disposition of assets held for sale	$2,186	$—

See accompanying notes.	6

NORTHLAND FUEL LLC AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
JULY 31, 2005
(In thousands)
Note 1 — Significant Accounting Policies
The accompanying unaudited combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission which apply to interim financial statements. These unaudited condensed consolidated financial statements do not include all disclosures provided in the annual financial statements and should be read in conjunction with the financial statements and notes thereto contained in the Combined Financial Statements for Northland Fuel LLC and Subsidiaries (the “Company”) for the year ended October 31, 2004.
All adjustments of a normal recurring nature which, in the opinion of management, are necessary to present a fair statement of the results of operations, financial condition and cash flows for the interim periods have been made. Results of operations for the nine month period ended July 31, 2005 are not necessarily indicative of the results that may be expected for the full year.
Basis of Presentation
Northland Fuel LLC (“Northland Fuel” or the “Company”) was legally formed on April 8, 2004 and is a holding entity that manages cash, debt and taxes of its subsidiaries and incurs certain selling, general and administrative costs for their benefit. Northland Fuel’s wholly-owned subsidiaries are Service Oil & Gas, Inc. (“Service Oil”), Northland Vessel Leasing Company LLC (“Northland Vessel Leasing”) and Fox Avenue LLC (“Fox”). Yukon Fuel Company (“Yukon Fuel”) is a wholly-owned subsidiary of Service Oil. Prior to April 8, 2004, these entities or the assets owned by these entities were part of and were accounted for as Northland Fuel Division (the “Division”) of Northland Holdings, Inc. The financial information prior to April 8, 2004 may not be indicative of the results of operations or cash flows that would have resulted if the Division had been operated by a stand-alone entity. Management believes that the allocated estimates and judgments made in preparing the financial statements are reasonable. For purposes of the statement of cash flows the advances made to and from the former Northland Holdings, Inc. (the former Parent Company) are reported as a net financing transaction. These advances and allocations were replaced with the Company’s separate financing and operating cash flows subsequent to the reorganization on April 8, 2004.
Recently Issued Accounting Pronouncement
In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 153, Exchanges of Nonmonetary Assets—An Amendment of APB Opinion No. 29, “Accounting for Nonmonetary Transactions” (“SFAS 153”). SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods

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NORTHLAND FUEL LLC AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
JULY 31, 2005
(In thousands)
beginning after the date of issuance. The provisions of SFAS 153 shall be applied prospectively.
In March 2005, the FASB issued Interpretation No. 47 (“FIN 47”), Accounting for Conditional Asset Retirement Obligations, an Interpretation of FASB Statement No. 143. FIN 47 is effective for fiscal years ending after December 15, 2005; however, earlier application is permitted.
In March 2005, the FASB also issued Interpretation No. 46(R)-5 (“FIN 46(R)-5”), Implicit Variable Interests under FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities”. FIN 46(R)-5 is effective for the first reporting period beginning after March 3, 2005; however, earlier application is permitted for periods for which financial statements have not yet been issued.
In May 2005, the FASB issued FASB Statement No. 154 (“FASB 154”), Accounting Changes and Error Corrections, a Replacement of APB Opinion No. 20 and Statement No. 3. FASB 154 is effective for fiscal years ending after December 15, 2005; however, earlier application is permitted.
The Company has adopted FIN 46(R)-5, the adoption of which did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows. The Company is evaluating the impact of SFAS 153, FIN 47 and FASB 154.
Note 2 — Sale of Business
On July 9, 2004, Northland Fuel entered into a definitive agreement (the “Purchase Agreement”) whereby Crowley Marine Services, Inc. (“Crowley”), together with its designated wholly owned subsidiaries, agreed to purchase substantially all of the assets and assume certain liabilities of Yukon Fuel, purchase the stock of Service Oil and purchase the vessels owned by Northland Vessel Leasing. The purchase price is $52.2 million plus an amount equal to net working capital (including fuel inventory) as determined pursuant to the Purchase Agreement. This transaction was subject to certain anti-trust litigation which was settled on August 25, 2005. As a result, the transaction closed on September 6, 2005. Certain transactions and operations reflected in the unaudited combined financial statements were not acquired or assumed by Crowley and thus may not reflect the results of ongoing operations subsequent to the transaction.
Note 3 — Other Current Assets
At July 31, 2005, Northland Fuel has accumulated deferred costs of approximately $1,413 recorded in other current assets in the Unaudited Combined Balance Sheet. These deferred

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NORTHLAND FUEL LLC AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
JULY 31, 2005
(In thousands)
costs are for professional services relating to the pending transaction with Crowley (see Note 2). The accumulated deferred costs will be recognized in conjunction with the closing, which occurred on September 6, 2005.
Note 4 — Assets Held for Sale
At October 31, 2004 assets held for sale consist of real estate owned by Fox Avenue LLC located in Seattle, Washington. The real estate was sold on December 29, 2004 for $8,206, generating a gain of approximately $1,267, net of related selling expenses and impurted interest on the note receivable of $428 and $394, respectively. As part of the sales agreement the Company accepted a note receivable for a portion of the selling price amounting to $2,580. Payments of $17 on the note receivable, including interest at 6.3%, are due monthly through December 2011. A balloon payment of $2,223 is due January 2012. The note receivable is secured by the real estate sold. Subsequent to the sale, the Company distributed the net cash proceeds amounting to $5,300 to its members.
Note 5 — Line of Credit and Financing Commitment
Term Loan — In February 2005, the Company entered into a term loan with a bank for $25,000. The proceeds were used to fund a distribution to members of Northland Fuel. Principal payments of $625 are due quarterly through March 2015. Interest is due monthly at the London Interbank Offering Rate (LIBOR), plus a spread base on the Company’s funded debt coverage ratio, which was approximately 7% at July 31, 2005.
Line of Credit — At July 31, 2005, the Company has a line of credit agreement (the “Agreement”) with a bank which provides for borrowings up to the lesser of $30,000 or 85% of eligible accounts receivable plus 50% of eligible inventories, as defined by the Agreement. Under the Agreement, $1,000 is available to the Company for the issuance of standby letters of credit. At July 31, 2005, the Company has one outstanding letter of credit of $225. Outstanding borrowings under the Agreement at July 31, 2005 are $19,201.
Interest on all Agreement borrowings is computed at the applicable interest rate (prime or the London Interbank Offering Rate (LIBOR), at the Company’s option, plus a spread based on the Company’s funded debt coverage ratio) and is payable monthly. At July 31, 2005, the interest rates on outstanding borrowings approximated 7%. Substantially all of the Company’s assets collateralize the borrowings under the Agreement, which are senior in priority of repayment to all other debt of the Company. The Agreement requires the Company to maintain minimum combined net worth levels and limits the amount of dividends that can be paid.
Note 6 — Related Party Transactions
The Company sells commercial petroleum products and supplies to a company owned by an employee of the Company. Such sales totaled approximately $2,600 and $2,300

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NORTHLAND FUEL LLC AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
JULY 31, 2005
(In thousands)
during the nine months ended July 31, 2005 and 2004. At July 31, 2005, the Company has receivables from this related party of $173 included in trade receivables, net.
Note 7 — Commitments and Contingencies
Litigation — The Company is involved in legal actions in the normal course of business. Liability insurance is expected to protect the Company from any potential material loss. As a result, management believes that the ultimate resolution of various proceedings will not have a material adverse effect on the combined financial statements of the Company.

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